Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2025 relating to the RF Acquisition Corp.’s financial statements appearing in Form F-1 (File No. 333-286361) of GCL Global Holdings Ltd for the year ended December 31, 2024.

/s/ Marcum llp

Boston, MA

May 1, 2025